NO.                                                                       SHARES


                                    JPE, INC.


This Certifies that                                              is the owner of
                                   full paid and non-assessable PREFERRED Shares
      par value, of JPE, Inc., transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon the surrender of this Certificate properly endorsed.

     The designations, preferences, qualifications, limitation, restrictions, and special or relative rights of the Preferred Shares and Common Shares, respectively, are set forth on the back of this certificate, and the holder hereof, by accepting this certificate expressly assents to and is bound by all of said provisions.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the
Corporation, this             day of              A.D. 19   .



---------------------------------            -----------------------------------
Karen A. Radtke, Secretary                   Richard R. Chrysler, President




FOR VALUE RECEIVED,      hereby sell, assign and transfer unto
                               Shares represented by the within Certificate, and
do hereby irrevocably constitute and appoint                            Attorney
to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

     Dated               19

          In presence of

     --------------------------              -------------------------



Except as provided by resolutions of the Board of Directors dated May 17, 1999, each share of the First Series Preferred Shares shall possess rights equal to 50 common shares of JPE, Inc. Except as required by the Michigan Business Corporation Act, the First Series Preferred Shares shall have no preferential rights and the holders of First Series Preferred Shares and common shares shall vote together and not as separate classes.

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, the Michigan Uniform Securities Act or the securities statutes of any other State or jurisdiction (collectively, the "Securities Acts"). The shares are restricted securities and may not be pledged, hypothecated, sold or transferred in the absence of an effective registration statement for the shares under the Securities Acts or an opinion of counsel, satisfactory to the corporation, that registration is not required under the Securities Acts.